As filed with the Securities and Exchange Commission on November 1, 2010
Registration No. 333-126650

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

POST-EFFECTIVE AMENDMENT NO. 12 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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PET DRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	700	56-2517815
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12401 West Olympic Boulevard Los Angeles, California 90064-1022 (310) 571-6500 (Address of Principal Executive Offices, including Zip Code and Telephone Number)
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Tomas W. Fuller
 Chief Financial Officer
 VCA Antech, Inc.
 12401 West Olympic Boulevard
 Los Angeles, California 90064-1022
(310) 571-6500
(Name and address of agent for service)
 (Telephone number, including area code, of agent for service)
____________

Copy to:
Julie M. Kaufer, Esq.
Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067
(310) 229-1000
____________

Approximate Date of Commencement of Proposed Sale to the Public:  Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large Accelerated Filer  ☐                                                                                                 Accelerated Filer  ☐
Non-accelerated Filer   (Do not check if a smaller reporting company)   ☐                Smaller reporting company  ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 12 to the registration statement on Form S-1 (File No. 333-126650) of Pet DRx Corporation (the “Company”), initially filed with the Securities and Exchange Commission on July 15, 2005, as amended (the “Registration Statement”), hereby further amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold by the selling stockholder listed therein as of the date this post-effective amendment is filed.

On November 1, 2010, pursuant to the terms of the Merger Agreement, dated as of June 2, 2010, by and among the Company, VCA Antech, Inc. and Snow Merger Acquisition, Inc., the Company merged with and into Snow Merger Acquisition, Inc., with the Company as the surviving entity.

In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 12 to terminate the effectiveness of the Registration Statement and to remove from registration all of the remaining securities registered but unsold under the Registration Statement as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 12 to its registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Los Angeles, State of California, on November 1, 2010.

PET DRX CORPORATION

By:	/s/ Robert L. Antin
Name:	Robert L. Antin
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 12 to the Registration Statement on Form S-1, File No. 333-126650, has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Robert L. Antin
Robert L. Antin	Director, President and Chief Executive Officer	November 1, 2010

/s/ Arthur J. Antin
Arthur J. Antin	Director	November 1, 2010

/s/ Tomas W. Fuller
Tomas W. Fuller	Director, Chief Financial Officer, Treasurer, Secretary and Vice President	November 1, 2010

/s/ Dawn Olsen
Dawn Olsen	Vice President and Controller	November 1, 2010

/s/ Neil Tauber
Neil Tauber	Director, Senior vice PResident and Assistant Secretary	November 1, 2010